Ex 10.1

THIRD AMENDMENT TO LOAN
AND SECURITY AGREEMENT-RECEIVABLES

This Third Amendment to Loan and Security Agreement – Receivables (this “Third Amendment”) is made and entered into this 18th day of September, 2008 by and among SILVERLEAF RESORTS, INC., a Texas corporation (“Borrower”); the parties, including WELLS FARGO FOOTHILL, INC., a California corporation, who have executed the Original Loan Agreement (as hereinafter defined) or a joinder agreement thereto in their respective capacities as lenders (collectively the “Lenders” and individually a “Lender”); and WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as facility agent and as collateral agent (“Agent”).

W I T N E S S E T H

WHEREAS, Borrower, Lenders and Agent have heretofore entered into that certain Loan and Security Agreement – Receivables dated as of December 16, 2005 (the “Original Loan Agreement”) pursuant to which Lenders agreed to make a revolving credit loan secured by, among other things, Pledged Notes Receivables (as defined in the Original Loan Agreement), which Original Loan Agreement has been heretofore amended pursuant to (a) that certain First Amendment to Loan and Security Agreement – Receivables dated as of October 6, 2006, (b) that certain letter modification agreement dated March 1, 2007 from Borrower to Wells Fargo Foothill, Inc. and (c) that certain Second Amendment to Loan and Security Agreement-Receivables dated June 4, 2008 (the Original Loan Agreement, as amended by said First Amendment, letter Second Amendment, is hereinafter called the “Loan Agreement” and the loan made pursuant to the Loan Agreement is hereinafter called the “Loan”); and

WHEREAS, Borrower, Lenders and Agent have heretofore entered into a Loan and Security Agreement – Inventory dated as of December 16, 2005 (the “Original Inventory LSA”) pursuant to which Lenders agreed to make a revolving credit loan secured by, among other things, certain Intervals (as defined in the Original Inventory LSA), which Original Inventory LSA was amended by (a) that certain First Amendment to Loan and Security Agreement Inventory dated as of October 6, 2006 and (b) that certain Second Amendment to Loan and Security Agreement-Inventory dated June 4, 2008 (the Original Inventory LSA, as amended by said First Amendment and Second Amendment, is hereinafter called the “Inventory LSA” and the loan made pursuant to the Inventory LSA is hereinafter called the “Additional Credit Facility”); and

WHEREAS, although each of the Loan Agreement and the Inventory LSA contemplate that there could be a number of parties acting as Lender thereunder, Wells Fargo Foothill, Inc. (“WFF”) is the sole party acting as lender under each such agreement; and

WHEREAS, as contemplated by the Second Amendment-Receivables, WFF purchased from Silverleaf Finance VI, LLC, a Delaware limited liability company  (“SL VI”) and an affiliate of Borrower, a portion of the timeshare loan-backed notes (the “TLB Notes”) being issued by SL VI in connection with a securitization that SL VI undertook; and

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WHEREAS, Borrower has heretofore paid off the Additional Credit Facility in full, and in consideration thereof, WFF is willing to amend the Loan to extend each of the Revolving Loan Period and Revolving Loan Term and increase the amount of the Commitment under the Loan Agreement and therefore, to amend the Loan Agreement to accomplish that in the manner hereinafter provided.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in the Loan Agreement and in this Third Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Third Amendment, intending to be legally bound, agree as follows:

1.             Integration of Third Amendment and Loan Agreement.  This Third Amendment and the Loan Agreement shall, for all purposes, be deemed to be one instrument.  In the event of any conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Third Amendment shall, in all instances, control and prevail.  Except as expressly defined herein, all words and phrases which are defined in the Loan Agreement shall have the same meaning in this Third Amendment as are ascribed to said words and phrases in the Loan Agreement.

2.             Section 1 Definition of Terms

(a)            Commitment.  The last sentence of the defined term “Commitment” is hereby deleted and is hereby replaced with the following:

“From and after the Third Amendment Effective Date until such time as the aggregate amount outstanding under the TLB Notes falls below $25,000,000.00, the maximum aggregate outstanding Commitment at any time during such period, shall be the amount by which (i) $75,000,000.00 exceeds (ii) the aggregate amount outstanding under the TLB Notes and thereafter, during the remainder of the Term the maximum aggregate Commitment at any time shall be $50,000,000.00”

(b)            Clause (i) in the definition of "Eligible Notes Receivable" is hereby deleted and is hereby replaced with the following:

"(i) the first payment under each Note Receivable must be due and payable to Borrower within 65 days of the date such Note Receivable was executed, no monthly installment is more than thirty (30) days contractually past due at the time of an Advance in respect of such Note Receivable, nor more than sixty (60) days contractually past due at any time;"

(c)            The definition of “Final Maturity Date” is hereby deleted and is hereby replaced with the following:

“Final Maturity Date:  The term “Final Maturity Date” shall mean August 31, 2014.”

(d)            The definition of “Note” is hereby deleted and is hereby replaced by the following:

“Note:  That certain Second Modified Promissory Note-Receivables in the form of Exhibit A attached hereto."

(e)            The definition of “Revolving Loan Period” is hereby deleted and is hereby replaced with the following:

“Revolving Loan Period.  The period during the term in which Borrower may borrow, repay and re-borrow Advances which shall terminate on August 31, 2011.”

(f)             The definition of “Revolving Loan Term” is hereby deleted and is hereby replaced with the following:

“Revolving Loan Term.  Shall mean the period commencing on the Closing Date and ending on August 31, 2011.”

(g)            The following definition of “Third Amendment Effective Date” is hereby added:

“Third Amendment Effective Date:  shall mean the date that Borrower has satisfied or Agent has waived each of the conditions set forth in Section 11 of the Third Amendment.”

3.             Section 2.1.

(a)            The last sentence of the first grammatical paragraph of Section 2.1(a) is hereby deleted and is hereby replaced with the following:

“The Revolving Loan Period shall be the period during the Term when Borrower may borrow, pay and re-borrow Advances and shall terminate on August 31, 2011.”

(b)            The first sentence of Section 2.1(d) is hereby amended to delete “of $50,000,000.00” and to replace it with “equal to the amount of the Commitment.”

4.             Section 2.4.

(a)            Clause (i) set forth in Section 2.4(a) of the Loan Agreement is hereby deleted and is hereby replaced with the following:

“(i)  shall not be permitted prior to August 31, 2009,”

(b)            The chart in Section 2.4(c) regarding the prepayment premium is hereby deleted and is hereby replaced with the following:

Date of Prepayment	Premium
9/1/2009 to 8/31/2010	Three percent (3%) of the then outstanding balance of the Loan
9/1/2010 to 8/31/2011	Two percent (2%) of the then outstanding balance of the Loan
On or after 9/1/2011	One percent (1%) of the then outstanding balance of the Loan”

5.             Section 2.6.  Section 2.6 of the Loan Agreement is hereby amended to add the following:

“In addition to the fees set forth in the Fee Letter and in consideration of the Lenders agreeing to amend the Loan as provided in this Third Amendment, Borrower shall pay Lender a fee (the “Third Loan Amendment Fee”) in the amount of $125,000.00 on or before the Third Amendment Effective Date.”

6.             Section 5.1(b):  The second sentence of the last paragraph of Section 5.1(b) is hereby deleted and is hereby replaced with the following:

"The Mortgagee's Title Policies shall be in form and substance satisfactory to Agent and shall be issued by a title insurance company satisfactory to Agent (the "Title Company"), and name Borrower as the insured party therein.

7.             Section 7.1(y):

(a)            Section 7.1(y)(i) is hereby deleted and is hereby replaced with the following:

“(i)  Tangible Net Worth.  Borrower shall, on and after the Third Amendment Effective Date, at all times have and maintain a Tangible Net Worth of $150,000,000.00.”

(b)            Section 7.1(y)(ii) is hereby deleted and is hereby replaced with the following:

“(ii)  Marketing and Sales Expenses.  As of the last day of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2008, Borrower will not permit the four quarter cumulative ratio of Marketing and Sales Expenses to Borrower’s net proceeds from the sale of Intervals as recorded on Borrower’s financial statements for the immediately preceding four (4) consecutive fiscal quarters to equal or exceed a ratio of .62 to 1.”

8.             Schedule 1.0.  The “Lender’s Committed Amount” as set forth on Schedule 1.0 attached to the Loan Agreement is hereby deleted and is hereby replaced with the following:

“For the period from the Third Amendment Effective Date until such time as the aggregate amount outstanding under the TLB Notes is less than $25,000,000.00, the amount by which (i) $75,000,000.00 exceeds (ii) the aggregate amount outstanding under the TLB Notes and thereafter, $50,000,000.00.”

9.             Amendment and Substitution of First Modified Promissory Note-Receivables.  As of the Third Amendment Effective Date, the First Modified Promissory-Note-Receivables dated as of October 6, 2006 shall be deleted and the form of Second Modified Promissory Note-Receivables attached hereto as Exhibit A shall be utilized in lieu thereof.  By Borrower’s signature to this Third Amendment and the delivery to Lender of an originally executed Second Modified Promissory Note-Receivables, Borrower shall be deemed to have agreed to such substitution and replacement and Borrower shall be deemed to have authorized to Lender to mark the First Modified Promissory Note-Receivables “Modified, Substituted and Replaced by a Second Modified Promissory Note-Receivables dated September 18, 2008” and to attach physically by staple the First Modified Promissory Note-Receivables, after being so marked, to the back of the Second Modified Promissory Note-Receivables.

10.           Inventory LSA – Additional Credit Facility.  As Borrower has heretofore fully repaid the Additional Credit Facility, the parties hereby agree that the Additional Credit Facility and the Inventory LSA are hereby terminated.

11.           Conditions to Effectiveness.  The effectiveness of this Third Amendment and the agreements of Lender set forth herein, are subject to the satisfaction of the following conditions precedent, all in form, scope and substance satisfactory to Lender in its sole discretion (the date on which such conditions shall have been satisfied being referred to herein as the “Third Amendment Effective Date”):

(a)            Borrower shall have paid Agent the Third Loan Amendment Fee ($125,000.00).

(b)            Lender shall have received each of the following, and, where applicable, duly executed by each party thereto, other than Lender:

(i)             This Third Amendment and the Second Modified Promissory Note-Receivables; and

(ii)            a certificate from the principal financial officer of Borrower attesting to no change to the Articles of Incorporation or By Laws of Borrower since December 16, 2005 and/or providing an updated copy of any such changes; and

(iii)           A resolution from Borrower authorizing the changes to the financing relationship with Lender as contained in this Third Amendment; and

(iv)           a certificate from the principal financial officer of Borrower attesting to no changes to the TFC Documents or the TFC Conduit Loan since June 4, 2008 and no changes to the CSF Documents or the UBS Documents since June 4, 2008 or, to the extent there have been changes, attaching copies of said changes, together with revised versions of Schedules 1.1(b), 1.1(f) and 1.1(h), as applicable; and

(v)           All other documents Lender may request with respect to any matter relevant to this Third Amendment or the transactions contemplated hereby.

(c)            The representations and warranties contained herein and in the Loan Agreement and the other documents executed in connection with the Loan Agreement (herein referred to as “Loan Documents”), as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

(d)            No Default or Event of Default shall have occurred and be continuing.

(e)            All corporate proceedings taken in connection with the transactions contemplated by this Third Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender.

(f)             Borrower shall have paid Lender all fees, costs and expenses incurred by Lender in preparation and execution of this Third Amendment and in connection with all matters referred to herein.

12.           Ratifications.  The terms and provisions set forth in this Third Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Third Amendment the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Borrower and Lender agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  This Third Amendment is not intended to be or to create, nor shall it be construed as or constitute, a novation or an accord and satisfaction but shall constitute an amendment of the Loan Agreement.

13.           Representations and Warranties.  Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Third Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower; (b) Borrower’s Board of Directors has authorized the execution, delivery and performance of this Third Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing or exists which with the lapse or passage of time would be or become a Default or Event of Default; (e) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby, (f) Borrower has not amended its Articles of Incorporation or Bylaws since December 16, 2005; (g) the execution, delivery and performance of this Third Amendment and the Loan Documents executed in connection herewith by Borrower are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation or other organization documents, or (ii) any applicable law; and (h) no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any governmental authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Third Amendment or the Loan Documents executed in connection herewith, as applicable, by or against Borrower.

14.           Survival of Representations and Warranties.  All representations and warranties made herein and in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Third Amendment, shall survive the execution and delivery of this Third Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

15.           Reference to Loan Agreement.  Each of the Loan Agreement and the other Loan Documents, and any and all other documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

16.           Severability.  If any term or provision of this Third Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Third Amendment which shall be given effect so far as possible.

17.           Successors and Assigns.  This Third Amendment is binding upon and shall inure to the benefit of Lender, all future holders of any Note and all assignees and transferees, and each of their respective successors and permitted assigns.  Borrower may not assign or transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of Lender.

18.           Counterparts.  This Third Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument.  This Third Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for purposes of this Section 18, and each party to this Third Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other part to this Third Amendment.

19.           Effect of Waiver.  No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

20.           Headings.  The headings, captions, and arrangements used in this Third Amendment are for convenience only and shall not affect the interpretation of this Third Amendment.

21.           Applicable Law.  THIS THIRD AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO NOTICE PROVISIONS OF THE LOAN AGREEMENT.

22.           Final Agreement.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS THIRD AMENDMENT IS EXECUTED.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS THIRD AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.

23.           Release by Borrower.  By execution of this Third Amendment, Borrower acknowledges and confirms that Borrower does not have any offsets, defenses or claims against Lender, or any of its present or former subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns whether asserted or unasserted. To the extent that Borrower may have such offsets, defenses or claims, Borrower and each of its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, knowingly, voluntarily and intentionally waive, release and forever discharge Lender, its subsidiaries, affiliates, officers, directors, shareholders, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the “Lender Affiliates”) of and from any and all actual or potential claims, demands, damages, actions, requests for sanctions and causes of action, torts, obligations, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, all other liabilities whether known or unknown, matured or unmatured, contingent or absolute, of any kind or description whatsoever, either in law or in equity or otherwise, asserted or unasserted against Lender and/or Lender Affiliates, Lender as Agent or Lender in any other capacity, which they ever had, now have, claim to have or may later have or which any of any Borrower’s successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, and/or executors, as applicable, both present and former, ever had, now has, claim to have or may later have, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated, and Borrower hereby agrees that Borrower is collaterally estopped from asserting any claims against Lender or any of the Lender Affiliates relating to the foregoing.

IN WITNESS WHEREOF, this Third Amendment to Loan and Security Agreement – Receivables has been executed and is effective as of the date first above written.

BORROWER:

SILVERLEAF RESORTS, INC., a Texas corporation

By:	/S/ ROBERT M. SINNOTT
Robert M. Sinnott
Chief Financial Officer

STATE OF TEXAS	)
)  ss.
COUNTY OF DALLAS	)

The foregoing instrument was acknowledged before me this 18th day of September, 2008 by Robert M. Sinnott, Chief Financial Officer of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the Corporation.

/S/ JOANN POSIVAL
Notary Public
My Commission Expires:

LENDER:

WELLS FARGO FOOTHILL, INC., a California corporation

By:	/S/ STEVEN LANGAN
Name:	Steven Langan
Title:	VP

STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

The foregoing instrument was acknowledged before me this      19      day of September, 2008 by Steven Langan, VP of WELLS FARGO FOOTHILL, INC., a California corporation, on behalf of the corporation.

/S/ DEANIE B. RENOUF
Notary Public:
My Commission Expires:

List of Exhibits to Agreement not Filed Herewith:
            Exhibit A--form of Second Modified Promissory Note--Receivables